UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2008

Cell Genesys, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19986	94-3061375
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Forbes Boulevard, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 266-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On December 3, 2008, Cell Genesys, Inc. (the "Company") and Takeda Pharmaceutical Company Ltd. ("Takeda") announced that they have mutually agreed to suspend the further development of GVAX immunotherapy for prostate cancer. On December 1, 2008, Millennium Pharmaceuticals, Inc. ("Millennium"), as successor-in-interest to Takeda, delivered a written notice (the "Termination Letter") of Millennium’s termination of the Development and Commercialization Collaboration Agreement between the Company and Takeda dated March 31, 2008, for the development and commercialization of GVAX immunotherapy for prostate cancer (the "Collaboration Agreement") pursuant to Section 13.2(a) of the Collaboration Agreement. The termination will be effective 90 days from the date of the Termination Letter. Under the terms of the Collaboration Agreement, all commercial rights to GVAX immunotherapy for prostate cancer will be returned to Cell Genesys and Takeda will make certain wind-down payments to Cell Genesys in connection with the phasing out of the remaining clinical development activities.

As a result of the termination of the Collaboration Agreement, the Company anticipates that it will recognize an incremental $36.4 million for a total of $40.9 million in non-cash revenue related to the up-front collaboration payment in the fourth quarter of 2008.

The Company disclosed the material terms of the Collaboration Agreement and filed a copy of the Collaboration Agreement in its current report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2008.

The foregoing description is qualified in its entirety by reference to the Company’s press release dated December 3, 2008, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

All statements, other than statements of historical fact, regarding management’s expectations, beliefs, goals, plans or the Company’s prospects, future financial position, future revenues and projected costs should be considered forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The wind-down payments that the Company expects to incur in connection with the wind-down activities is subject to a number of assumptions, and actual results may materially differ. The Company may also incur material charges not currently contemplated due to events that may occur as a result of, or associated with, the termination. These and other risks are described in greater detail in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this Form 8-K as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press release of Cell Genesys, Inc. dated December 3, 2008 announcing the termination of its collaborative agreement for GVAX immunotherapy for prostate cancer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cell Genesys, Inc.

December 3, 2008	By:	/s/ SHARON E. TETLOW

Name: SHARON E. TETLOW
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Cell Genesys, Inc. dated December 3, 2008 announcing the termination of its collaborative agreement for GVAX immunotherapy for prostate cancer.